As filed with the Securities and Exchange Commission on July 21, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NIKE, Inc.

(Exact name of registrant as specified in its charter)

Oregon	93-0584541
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Bowerman Drive

Beaverton, Oregon 97005-6453

(503) 671-6453

(Address and telephone number of registrant’s principal executive offices)

Mary I. Hunter

Vice President and Corporate Secretary

One Bowerman Drive

Beaverton, Oregon 97005-6453

(503) 671-6453

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Catherine M. Clarkin

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004-2497

(212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act:  ☐

PROSPECTUS

NIKE, Inc.

Debt Securities

This prospectus provides you with a general description of our debt securities that we may offer and sell from time to time. These debt securities may consist of notes, debentures or other types of debt. We will provide the specific terms of these debt securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer these debt securities directly to investors, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of these debt securities, their names, and any applicable purchase price, fee, commission, or discount arrangement with, between, or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement.

Investing in our debt securities involves various risks. Please read carefully “Risk Factors” on page 5 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement as well as the risk factors contained in documents we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 21, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as described in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process.

Under this shelf registration process, we may sell the debt securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about that offering and the terms of the particular debt securities to be offered. The applicable prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. As permitted under the rules of the SEC, this prospectus incorporates important business information about NIKE, Inc. that is contained in documents that we file with the SEC, but that is not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the web site maintained by the SEC at www.sec.gov, as well as other sources. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated herein or therein by reference and any related free writing prospectus is accurate only as of its respective date. Our business, financial condition, results of operations and prospects may have changed materially since that date.

In this prospectus and any accompanying prospectus supplement, unless otherwise indicated, “NIKE,” the “Company,” “we,” “us” and “our” refer to NIKE, Inc. and its predecessors, subsidiaries and affiliates.

NIKE

Our principal business activity is the design, development and worldwide marketing and selling of athletic footwear, apparel, equipment, accessories and services. NIKE is the largest seller of athletic footwear and apparel in the world. We sell our products through NIKE Direct operations, which are comprised of both NIKE-owned retail stores and sales through our digital platforms (also referred to as “NIKE Brand Digital”), to retail accounts and to a mix of independent distributors, licensees and sales representatives in virtually all countries around the world. We also offer interactive consumer services and experiences through our digital platforms. Virtually all of our products are manufactured by independent contractors. Nearly all footwear and apparel products are produced outside the United States, while equipment products are produced both in the United States and abroad. We were incorporated in 1967 under the laws of the state of Oregon.

Our principal executive offices are located at One Bowerman Drive, Beaverton, Oregon 97005-6453, and our telephone number is (503) 671-6453. We maintain a web site at www.nike.com. Except for documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed a registration statement and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the securities. Our SEC filings, including the registration statement and the related exhibits to the registration statement, are available to the public at the SEC’s web site at www.sec.gov, as well as our web site at investors.nike.com. However, the information on our web site is not a part of, or incorporated by reference in, this prospectus. You can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede that information. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (SEC file number 1-10635) (other than information in such documents that is deemed not to be filed):

•	Annual Report on Form 10-K for the year ended May 31, 2022

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

Each person, including any beneficial owner, to whom a copy of this prospectus is delivered may request a copy of these filings (other than exhibits to such filings, unless such exhibits are specifically incorporated by reference herein) at no cost, by writing or telephoning us at the following address:

NIKE Investor Relations

One Bowerman Drive

Beaverton, Oregon 97005-6453

(503) 671-6453

FORWARD-LOOKING STATEMENTS

Certain written and oral statements, other than purely historic information, including estimates, projections, statements relating to NIKE’s business plans, objectives and expected operating or financial results and the assumptions upon which those statements are based, made or incorporated by reference from time to time by NIKE or its representatives in this report, other reports, filings with the SEC, press releases, conferences or otherwise, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Exchange Act. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will likely result” or words or phrases of similar meaning. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by NIKE with the SEC, including reports filed on Forms 8-K, 10-Q and 10-K, and include, among others, the following: health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic; international, national and local political, civil, economic and market conditions; the size and growth of the overall athletic or leisure footwear, apparel and equipment markets; intense competition among designers, marketers, distributors and sellers of athletic or leisure footwear, apparel and equipment for consumers and endorsers; demographic changes; changes in consumer preferences; popularity of particular designs, categories of products and sports; seasonal and geographic demand for NIKE products; difficulties in anticipating or forecasting changes in consumer preferences, consumer demand for NIKE products and the various market factors described above; our ability to execute on our sustainability strategy and achieve our sustainability-related goals and targets, including sustainable product offerings; difficulties in implementing, operating and maintaining NIKE’s increasingly complex information technology systems and controls, including, without limitation, the systems related to demand and supply planning and inventory control; interruptions in data and information technology systems; consumer data security; fluctuations and difficulty in forecasting operating results, including, without limitation, the fact that advance orders may not be indicative of future revenues due to changes in shipment timing, the changing mix of orders with shorter lead times, and discounts, order cancellations and returns; the ability of NIKE to sustain, manage or forecast its growth and inventories; the size, timing and mix of purchases of NIKE’s products; increases in the cost of materials, labor and energy used to manufacture products; new product development and introduction; the ability to secure and protect trademarks, patents and other intellectual property; product performance and quality; customer service; adverse publicity and an inability to maintain NIKE’s reputation and brand image, including without limitation, through social media or in connection with brand damaging events; the loss of significant customers or suppliers; dependence on distributors and licensees; business disruptions; increased costs of freight and transportation to meet delivery deadlines; increases in borrowing costs due to any decline in NIKE’s debt ratings; changes in business strategy or development plans; general risks associated with doing business outside of the United States, including, without limitation, exchange rate fluctuations, inflation, import duties, tariffs, quotas, sanctions, political and economic instability, conflicts and terrorism; the potential impact of new and existing laws, regulations or policy, including, without limitation, tariffs, import/export, trade, wage and hour or labor and immigration regulations or policies; changes in government regulations; the impact of, including business and legal developments relating to, climate change, extreme weather conditions and natural disasters; litigation, regulatory proceedings, sanctions or any other claims asserted against NIKE; the ability to attract and retain qualified employees, and any negative public perception with respect to key personnel or our corporate culture, values or purpose; the effects of NIKE’s decision to invest in or divest of businesses or capabilities and other factors referenced or incorporated by reference in this report and other reports.

For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors,” including the risks incorporated therein, from our most recent Annual Report on Form 10-K, as updated by our subsequent filings, including filings we make after the date of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for management to predict all such risks, nor can it assess the impact of all such risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

RISK FACTORS

Investment in any debt securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act that are incorporated by reference herein, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. See “Where You Can Find More Information.” If any of these risks actually occurs, our business, results of operations and financial condition could suffer and this may cause you to lose all or part of your investment in the offered debt securities. Please also refer to the section above entitled “Forward-Looking Statements.”

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include, but are not limited to, discharging or refinancing debt, working capital, capital expenditures, share repurchases, as yet unplanned acquisitions of assets or businesses and investments in subsidiaries.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities under this prospectus. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue debt securities from time to time, in one or more series, under an indenture between us and Deutsche Bank Trust Company Americas, as trustee, entered into on April 26, 2013, as supplemented by any applicable supplemental indenture entered into concurrently with the issuance of the debt securities in a particular offering. The indenture is included as an exhibit to the registration statement of which this prospectus forms a part. This prospectus briefly outlines some of the provisions of the indenture. The following summary of the material provisions of the indenture is qualified in its entirety by the provisions of the indenture, including definitions of certain terms used in the indenture. Wherever we refer to particular sections or defined terms of the indenture, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indenture that is filed as an exhibit to the registration statement of which this prospectus forms a part for additional information.

The indenture does not limit the amount of debt securities that we may issue. The indenture provides that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us in the indenture or in amounts determined by reference to an index.

As used in this section of the prospectus, the terms “we,” “us” and “our” refer only to NIKE, Inc. and not to any of our existing or future subsidiaries.

General

Unless otherwise described in an applicable prospectus supplement, the debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations from time to time outstanding. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement will describe any additional or different terms of the debt securities being offered, including the following terms, as applicable:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the percentage of their principal amount (i.e., price) at which the debt securities will be issued;

•	the date or dates on which the principal and premium, if any, of the debt securities is payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, and the related record dates;

•	any trustees, authenticating agents or paying agents, if different from those set forth in this prospectus;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of that extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem, purchase or repay debt securities pursuant to any sinking fund or analogous provisions at the option of a holder thereof;

•	the form of the debt securities;

•	if other than denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities will be issuable;

•	the currencies and/or currency units in which payment of the principal of, and premium, if any, and interest on, the debt securities will be payable;

•

if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose;

•	the terms of any repurchase or remarketing rights;

•

whether the debt securities will be issued in global form, the terms upon which the debt securities will be exchanged for definitive form, the depositary for the debt securities and the form of legend;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities which shall be payable upon declaration of acceleration of the maturity thereof;

•	any restrictive covenants or events of default in addition to or in lieu of those set forth in this prospectus;

•	any provisions granting special rights to holders when a specified event occurs;

•	if the amount of principal or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities;

•	whether and upon what terms the debt securities may be defeased if different from the provisions set forth in this prospectus;

•	with regard to the debt securities that do not bear interest, the dates for certain required reports to the applicable trustee; and

•	any and all additional, eliminated or changed terms that will apply to the debt securities.

Certain Covenants

The indenture contains certain covenants regarding, among other matters, corporate existence and reports to holders of debt securities. Unless we indicate otherwise in a prospectus supplement, the debt securities will not contain any additional financial or restrictive covenants, including covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders or current ratios. The provisions of the indenture do not afford holders of debt securities issued thereunder protection in the event of a sudden or significant decline in our credit quality or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving us or any of our affiliates that may adversely affect such holders except that any takeover transaction must comply with “—Consolidation, Merger and Sale of Assets.”

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement, we will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our and our subsidiaries’ property and assets, taken as a whole, to another Person (as defined in the indenture) unless:

•

(x) the person (if other than us) formed by such consolidation, merger, sale, conveyance, transfer or lease or disposition (the “Surviving Person”) shall be a corporation or other entity organized and validly existing under the laws of the United States of America or any jurisdiction thereof, (y) if such Surviving Person is not a corporation, a co-obligor of the debt securities (a “Co-Obligor”) is a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof, and (z) such Surviving Person and, if applicable, Co-Obligor (if other than us) shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations under the indenture and the debt securities;

•	immediately after giving effect to such transaction, no Default or Event of Default (each as defined in the indenture) shall have occurred and be continuing; and

•

we deliver to the trustee an officer’s certificate and opinion of counsel, in each case stating that any such supplemental indenture complies with this provision and that all conditions precedent provided for in the indenture or any applicable supplemental indenture relating to such transaction have been complied with.

The restrictions in the second and third bullets shall not apply to:

•

the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our jurisdiction of incorporation or convert our form of organization to another form; or

•

the merger of us with or into a single direct or indirect wholly owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of our state of incorporation).

The Surviving Person will succeed to, and be substituted for, us under the indenture and the debt securities and, except in the case of a lease, we shall be released of all obligations under the indenture and the debt securities.

No Protection in the Event of a Change of Control

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control, any recapitalization transaction or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control).

Events of Default

The indenture defines an Event of Default with respect to any series of debt securities issued pursuant to the indenture. Events of Default on the debt securities are any of the following:

•

default in the payment of any interest on debt securities when it becomes due and payable, and the continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or a paying agent prior to the expiration of such 30-day period);

•	default in the payment of the principal of, or any premium on, debt securities when due and payable;

•	default in the performance or breach of any other covenant by us in the indenture (other than a covenant that has been included in the indenture solely for the benefit of another series of debt securities), which default continues uncured for a period of 90 days after (i) we receive, by registered or certified mail, written notice from the trustee, or (ii) we and the trustee receive, by registered or certified mail, written notice from the holders of not less than 25% in principal amount of the debt securities of the affected series outstanding as provided in the indenture;

•	certain events in bankruptcy, insolvency or reorganization with respect to us; and

•	any other Event of Default provided for in such series of debt securities as may be specified in the applicable prospectus supplement.

An Event of Default under one series of debt securities issued pursuant to the indenture does not necessarily constitute an Event of Default under any other series of debt securities. The indenture provides that the trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default (other than payment defaults of which it has knowledge) if it in good faith determine it is in the interest of such holders to do so.

Remedies If an Event of Default Occurs

The indenture provides that if an Event of Default has occurred with respect to a series of debt securities and has not been cured, the trustee or the holders of not less than 25% in principal amount of the debt securities of that series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization with respect to us, the principal amount of all the debt securities will be automatically accelerated, without any action by the trustee or any holder. At any time after the principal of a series of debt securities shall have been declared due and payable, and before any judgment or decree for the payment of the amount due shall have been obtained or entered for such series of debt securities as provided in the indenture, the holders of a majority in aggregate principal amount of the debt securities of the affected series may by written notice to us and the trustee may, on behalf of the holders of the debt securities of the affected series, rescind and annul such acceleration and its consequences if:

•

we have paid or caused to be paid or deposited with the trustee an amount sufficient to pay all matured installments of interest upon the series of debt securities and the principal of and premium, if any, on the series of debt securities that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate expressed in the series of debt securities to the date of such payment or deposit); and

•

any and all Events of Default under the indenture with respect to such series, other than the nonpayment of principal on the series of debt securities that shall have become due solely by such declaration of acceleration, shall have been remedied or waived as provided in the indenture.

The indenture provides that, except during the continuance of an Event of Default, the trustee is to perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee must exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of the notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an Event of Default has occurred and remains uncured;

•

the holders of not less than 25% in principal amount of all outstanding debt securities of the affected series must make a written request that the trustee take action because of the Event of Default, and must offer indemnity reasonably satisfactory to the trustee against the costs, expenses and other liabilities of taking that action; and

•

the trustee must have failed to take action for 60 days after receipt of the above notice and offer of indemnity and during such 60-day period, the trustee has not received a contrary instruction from holders of a majority in principal amount of all outstanding debt securities.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date of that payment.

We will furnish to the trustee every year a written statement of an executive officer certifying that to his or her knowledge we are in compliance with the indenture and the debt securities, or else specifying any default. Additionally, upon becoming aware of any default, we will deliver a statement specifying such default to the trustee within thirty (30) days.

Satisfaction and Discharge

The indenture will automatically cease to be of further effect as to any series of debt securities and the trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the indenture with respect to such series upon compliance with the following conditions:

(1)	either

•

our having delivered or caused to be delivered to the trustee for cancellation all debt securities of a series theretofore authenticated under the indenture other than any debt securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture;

•

all debt securities of any series outstanding under the indenture not theretofore delivered to the trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and we shall have deposited with the trustee sufficient cash, U.S. government or U.S. government agency notes or bonds, or a combination thereof, that will generate sufficient funds to pay, at maturity or upon redemption, all such debt securities of any series outstanding under the indenture; or

•	our having properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the debt securities of such series;

(2)	our having paid all sums payable by us under the indenture, as and when the same shall be due and payable; and

(3)

our having delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions relating to the satisfaction and discharge of the indenture have been satisfied.

Defeasance

Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indenture.

Full Defeasance

We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “full defeasance”) if the following conditions are met:

•

we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash or U.S. government or U.S. government agency notes or bonds that will generate sufficient funds to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates;

•

there is a change in current U.S. federal income tax law or an IRS ruling that permits us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due;

•	we deliver to the trustee an opinion of counsel confirming the tax law change or ruling described above;

•	we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to such full defeasance have been fulfilled; and

•

no Event of Default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing, on the date of such deposit.

If we ever accomplished full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

However, even if we make the deposit in trust and deliver an opinion as discussed above, a number of our obligations relating to the debt securities will remain. These include, among others, our obligations to:

•	register the transfer and exchange of debt securities;

•	replace mutilated, destroyed, lost or stolen debt securities;

•	maintain paying agencies; and

•	hold money for payment in trust.

Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of any deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Covenant Defeasance

Without any change in current U.S. federal income tax law, we can make the same type of deposit described above and be released from some of the covenants on the debt securities of any series. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, the following conditions must be met:

•

we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash, U.S. government or U.S. government agency notes or bonds that will generate sufficient funds to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates;

•

we deliver to the trustee an opinion of counsel confirming that under current U.S. federal income tax law we may make the above deposit and be released from the relevant covenants without causing you to be taxed on the debt securities any differently than if we did not make the deposit and were not released from the covenants and instead repaid the debt securities ourselves when due;

•	we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to such full defeasance have been fulfilled; and

•

no Event of Default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing, on the date of such deposit.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver

There are three types of changes we can make to the indenture.

Changes Requiring Approval of the Holder

First, there are changes that cannot be made to the debt securities without specific approval of the holder affected thereby. The following is a list of those types of changes:

•

reduce the percentage in principal amount of debt securities of a series, the consent of whose holders is required to amend, modify or supplement, or waive compliance with, the indenture or the terms of the debt securities of such series;

•	reduce the rate of or change the time for payment of interest on the debt securities;

•	reduce the principal payable on or change the stated maturity of the debt securities of any series;

•	reduce any premium payable on the redemption of any debt security;

•	change the terms of or waive any redemption provisions;

•	change the currency in which principal, any premium or interest is paid on any debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on any debt security; or

•	waive a continuing default or event of default regarding any payment on the debt securities.

Changes Not Requiring Approval

The second type of change does not require any approval of or vote by holders of the debt securities. This type is limited to the following types of changes:

•	cure any ambiguity, omission, defect or inconsistency as evidenced in an officer’s certificate;

•	make any change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect;

•	comply with covenants in the indenture regarding consolidation, merger and sale of assets;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

add to our covenants or add any additional Events of Default for the benefit of any series of debt securities, to surrender any of our rights under the indenture, secure or guarantee the obligations under any series of the debt securities or add an additional obligor of the debt securities;

•	provide for the issuance of debt securities and establish the form, terms and conditions of any series, or issue additional debt securities of any series;

•

to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to such change or elimination;

•

to facilitate the defeasance and discharge of any series of debt securities otherwise in accordance with the defeasance provisions of the indenture; provided that any such action does not adversely affect the rights of any holder of outstanding debt securities of such series in any material respect;

•	evidence and provide for a successor trustee; and

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

We may also make changes that affect only debt securities to be issued under the indenture at any time after the changes take effect without the approval of holders of debt securities previously issued under the indenture. We may make changes or obtain waivers that affect only certain series of debt securities without the approval of holder of unaffected debt securities under the indenture.

Changes Requiring a Majority Vote

Any other change to the indenture and the debt securities would require the following approval:

•	if the change affects only debt securities of one series, it must be approved by the holders of a majority in outstanding principal amount of the debt securities of that series;

•

if the change affects the debt securities of one or more other series issued under the indenture, it must be approved by the holders of a majority in outstanding principal amount of each series of debt securities affected by the change; and

•	in each case, the required approval must be given by written consent.

The same vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or a waiver with respect to any other aspect of the indenture and the debt securities listed in the first category described previously under “Changes Requiring Approval of the Holder” unless we obtain your individual consent to the waiver.

Further Details Concerning Voting

The debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. The debt securities will also not be eligible to vote if they have been fully defeased as described above under “—Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for a vote or other action to be taken by holders of debt securities, that vote or action may be taken only by persons who are holders of outstanding debt securities on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten this period from time to time.

Form, Exchange and Transfer

Each senior debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of debt securities. Unless the applicable prospectus supplement provides otherwise, certificated debt securities will be issued in definitive form and global securities will be issued in registered form. Definitive debt securities name you or your nominee as the owner of the senior debt security, and in order to transfer or exchange these debt securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the debt securities to the trustee, registrar, paying agent or other agent, as applicable. Global debt securities name a depositary or its nominee as the owner of the debt securities represented by these global debt securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the debt securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities of a series in whole or in part in the form of one or more fully registered global debt securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global debt securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the debt securities to be represented by registered global securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors to the depositary or those nominees.

Any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the debt securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of debt securities take physical delivery of these debt securities in definitive form. These laws may limit your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Unless otherwise indicated in a prospectus supplement, principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, or any agent of ours or agent of the trustees will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the debt securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying debt securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the debt securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue debt securities in definitive form in exchange for the registered global security that had been held by the depositary. Any debt securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

No Personal Liability of Incorporators, Shareholders, Officers or Directors

The indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the indenture or in any of the debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, shareholders, officers or directors, past, present or future, or any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the debt securities, waives and releases all such liability.

Concerning the Trustee

The trustee has been appointed by us as paying agent, registrar and custodian under the indenture. The trustee or its affiliates may from time to time in the future provide banking and other services to us in exchange for a fee.

The indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

Unclaimed Funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for a period ending on the earlier of 10 business days prior to the date the money would be turned over to the applicable state and two years after the date upon which the principal of, or premium, if any, or interest on such debt securities shall have become due and payable will be repaid to us. Thereafter, any right of any holder of debt securities to such funds shall be enforceable only against us, and the trustee and paying agent will have no liability therefor.

Governing Law

The indenture is and any series of debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell securities to or through underwriters and also may sell securities directly to other purchasers, brokers, dealers or through agents.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

In connection with the sale of securities, we, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Underwriters, dealers and agents participating in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit they realize on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement. The applicable prospectus supplement will set forth whether or not an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids. We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

VALIDITY OF SECURITIES

The validity of the securities offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Certain legal matters in connection with Oregon law will be passed upon by Mary I. Hunter, NIKE’s Vice President and Corporate Secretary.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended May 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$	*
Printing expenses		**
Trustee fees and expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Rating agency fees		**
Miscellaneous		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by this prospectus.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

The Oregon Business Corporation Act (the “OBCA”) permits a corporation to include in its articles of incorporation a provision indemnifying a director if (a) the conduct of the individual was in good faith; (b) the individual reasonably believed that the individual’s conduct was in the best interests of the corporation, or at least not opposed to the corporation’s best interests; and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. In addition, the OBCA provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceedings. The Company’s articles of incorporation do not limit such right of indemnification. Section 60.411 of the OBCA also provides that a corporation has the power to purchase and maintain insurance on behalf of an individual against any liability asserted against or incurred by the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, even if the corporation had no power to indemnify the individual against such liability under the provisions of Sections 60.391 or 60.394 of the OBCA.

Article VIII of the Restated Articles of Incorporation of the Company provides as follows:

A. The Corporation shall have the power to indemnify to the fullest extent not prohibited by law any person who is made or threatened to be made a party to, witness in, or otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative, investigative, legislative, formal or informal, internal or external or otherwise (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, or other enterprise. Any indemnification provided pursuant to this Article VIII shall not be exclusive of any rights to which the person indemnified may otherwise be entitled under any articles of incorporation, bylaw, agreement, statute, policy of insurance, vote of shareholders or Board of Directors, or otherwise, which exists at or subsequent to the time such person incurs or becomes subject to such liability and expense.

B. To the fullest extent not prohibited by law, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director. No amendment or repeal of this Article VIII, nor the adoption of any provision of these Restated Articles of Incorporation inconsistent with this Article VIII, nor a change in the law, shall adversely affect any right or protection that is based upon this Paragraph B and pertains to conduct that occurred prior to the time of such amendment, repeal, adoption or change. No change in the law shall reduce or eliminate the rights and protections set forth in this Paragraph B unless the change in the law specifically requires such reduction or elimination. If the Oregon Business Corporation Act is amended after this Article VIII becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors of the Corporation, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent not prohibited by the Oregon Business Corporation Act as so amended.

Article 9 of the Company’s Fifth Restated Bylaws (the “Company’s Bylaws”) provides for indemnification of the Company’s officers and directors to the fullest extent permitted by law. However, the Company is not obligated to make any indemnification in connection with any claim made against any director or officer (i) for which payment is required to be made to or on behalf of the director or officer under any insurance policy, except with respect to any excess amount to which the director or officer is entitled beyond the amount of payment under such insurance policy, (ii) if a court having jurisdiction in the matter finally determines that such indemnification is not lawful under any applicable statute or policy, (iii) any proceeding initiated by the director or officer, or any proceeding by the director or officer against the Company or its directors, officers, employees or other persons entitled to be indemnified by the Company, unless the Company is expressly required by law to make the indemnification or certain other requirements are met, or (iv) for an accounting of profits made from the purchase and sale by the director or officer of securities of the Company within the meaning of Section 16(b) of the Exchange Act, or similar provision of any state statutory law or common law. Article 9, Section (k) of the Company’s Bylaws provides that the Company may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to Article 9 of the Company’s Bylaws upon approval by the Company’s Board of Directors.

The Company has entered into indemnity agreements with all directors and executive officers of the Company relating to their positions as such. The agreements provide generally that the Company will indemnify the party thereto for liability arising from third-party proceedings, for proceedings by or in the right of the Company and otherwise to the fullest extent not prohibited by law, subject to certain exclusions. The Company also maintains liability insurance for directors and officers of the Company acting within their capacities as such.

Item 16. Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Indenture (including form of note), dated April 26, 2013, between NIKE, Inc., as Issuer, and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on April 26, 2013).

5.1	Opinion of Sullivan & Cromwell LLP.

5.2	Opinion of Mary I. Hunter.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.3	Consent of Mary I. Hunter (included in Exhibit 5.2).

24.1	Powers of Attorney (included on the signature page).

25.1	Statement of Eligibility of Trustee on Form T-1.

107	Calculation of Filing Fee Table.

*	To be filed by amendment or by report on Form 8-K pursuant to Item 601(b) of Regulation S-K.

Item 17. Undertakings

(a) We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section13 or Section15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, Oregon, on July 21, 2022.

NIKE, INC.

By:	/s/ John J. Donahoe II
John J. Donahoe II
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mary I. Hunter as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Donahoe II John J. Donahoe II	President and Chief Executive Officer (Principal Executive Officer)	July 21, 2022

/s/ Matthew Friend Matthew Friend	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 21, 2022

/s/ Chris L. Abston Chris L. Abston	Vice President and Corporate Controller (Principal Accounting Officer)	July 21, 2022

/s/ Mark G. Parker Mark G. Parker	Director, Chairman of the Board	July 21, 2022

/s/ Cathleen A. Benko Cathleen A. Benko	Director	July 21, 2022

/s/ Elizabeth J. Comstock Elizabeth J. Comstock	Director	July 21, 2022

/s/ Timothy D. Cook Timothy D. Cook	Director	July 21, 2022

Signature	Title	Date

/s/ Thasunda B. Duckett Thasunda B. Duckett	Director	July 21, 2022

/s/ Alan B. Graf, Jr. Alan B. Graf, Jr.	Director	July 21, 2022

/s/ Peter B. Henry Peter B. Henry	Director	July 21, 2022

/s/ Travis A. Knight Travis A. Knight	Director	July 21, 2022

/s/ Michelle A. Peluso Michelle A. Peluso	Director	July 21, 2022

/s/ John W. Rogers, Jr. John W. Rogers, Jr.	Director	July 21, 2022